CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #757 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated December 31, 2018 on the financial statements and financial highlights of the Becker Value Equity Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2019